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                                                                    Exhibit 99.1
[GRAPHIC OMITTED]
     OCWEN

                                         Ocwen Financial Corporation(R)
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FOR IMMEDIATE RELEASE                     FOR FURTHER INFORMATION CONTACT:
                                              Robert J. Leist, Jr.
                                              Vice President & Acting Chief
                                              Financial Officer
                                              T: (561) 682-7958
                                              E: robert.leist@ocwen.com


                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                            FIRST QUARTER NET INCOME

West Palm Beach, FL - (May 9, 2005) Ocwen Financial Corporation (NYSE:OCN) today reported net income for the first quarter of 2005 of $2.4 million or $0.04 per share compared to net income of $6.8 million or $0.10 per share for the first quarter of 2004. Results for 2005 are net of a tax provision of $0.6 million as compared to $0.01 million in the same period of 2004.

Chairman and CEO William C. Erbey stated "Our first quarter results were impacted by several items that merit noting:

     o In the aggregate, our core businesses earned pre-tax income of $6.4 million as compared to $10.3 million in the same period last year, a difference of $3.9 million. This decline is primarily due to three factors:
         o in the first quarter of 2005 our core businesses absorbed approximately $1.2 million more overhead costs than in 2004 because we no longer allocate such costs to the closed non-core Affordable Housing and Commercial Asset businesses;
         o Residential Loan Servicing pre-overhead contribution declined by $1.3 million and
         o contribution from our Subprime Finance group declined by $1.4 million.
     o We are encouraged that our Residential Loan Servicing business, while still below the earnings of the first quarter of last year, has begun to benefit from increased interest rates, achieving an increase of $3.5 million or 163% in its pre-overhead contribution as compared to the fourth quarter of last year.
     o Expenses rose in the first quarter of this year as compared to last year by approximately $2.1 million or 4%, largely due to investments we are making in staff in the Ocwen Recovery Group and Business Process Outsourcing organizations of approximately $1.4 million and increased sales and marketing costs of approximately $0.5 million.

As we noted in our annual report, we have reorganized our segment reporting this quarter in order to better reflect our focus on providing solutions to our customers. This change entailed changes to three segments

     o Residential Servicing (including the Residential Loan Servicing, VA servicing and REALServicing(TM) groups)
     o Residential Origination Services (including our loans for resale and title activities as well as REALTrans(TM), Ocwen Realty Advisors, Mortgage Due Diligence Services and Subprime Finance) and
     o   Commercial Servicing, which now includes REALSynergy(TM).

     We continue to report on our other two core businesses - Ocwen Recovery Group and Business Process Outsourcing. Given the substantial sales of assets during 2004, we have closed the non-core Affordable Housing and Commercial Assets businesses and will now report the results of managing the few remaining non-core assets in our Corporate segment.

As we announced last year, we are continuing the process of debanking. In this regard, we have reduced our deposit liabilities by $106.2 million or 25% since the end of last year and subsequent to March 31st have concluded two additional financing arrangements with a total capacity of $165 million. Our cash and investment grade security balances remain high in anticipation of debanking, and together with our new financing arrangements, provide us with the capital and liquidity required to achieve our 2005 objectives."


The Residential Servicing business reported pre-tax income of $2.9 million in the first quarter of 2005 vs. $5.5 million in the 2004 first quarter. While Residential Loan Servicing results remain below first quarter 2004 levels, they have improved as compared to the fourth quarter of last year, reflecting reduced prepayment speeds and the growing impact of more recently priced portfolios. Our servicing portfolio grew during the first quarter. As of March 31, 2005, we were the servicer of approximately 331 thousand loans with an unpaid principal

Ocwen Financial Corporation
First Quarter Results
May 9, 2005

balance (UPB) of $37.4 billion, as compared to approximately 320 thousand loans and $34.5 billion of UPB at December 31, 2004.

Residential Origination Services reported pre-tax income of $2.8 million in the first quarter of 2005 as compared to $3.0 million in the same period last year. These results reflect improved results in our loan refinancing and resale programs, in settlement and fulfillment services and in REALTrans, offset by a declines in earnings of Ocwen Realty Advisors and Subprime Finance. Our Mortgage Due Diligence Services group, which we initiated at the beginning of the year, generated $1.8 million in revenue and $0.3 million of contribution before overhead in the first quarter.

Our other core businesses reported aggregate pre-tax income of $0.6 million in the first quarter of 2005 as compared to pre-tax income of $1.8 million in the first quarter of 2004. This is primarily due to reduced earnings of $0.9 million in Ocwen Recovery Group, reflecting additional costs associated with investing in the development of our India collection capabilities.

The Corporate Segment reported a pre-tax loss of $(3.5) million in the first quarter of 2005 as compared to income of $0.7 million in the first quarter of last year. Corporate results for 2005 include approximately $1.1 million of costs related to our remaining non-core real estate, loan and affordable housing assets as well as $1.4 million of interest expense related in part to our high cash balances in preparation for debanking. Corporate results also include interest income on federal income tax receivables of $0.4 million and $3.7 million for the first quarter of 2005 and 2004, respectively. We have also reduced our remaining real estate assets during the first quarter, closing on the sale of our Halifax shopping mall, which had a book value of $8.8 million as of December 31, 2004. We have $23.0 million of non-core assets remaining as of March 31, 2005, several of which are subject to sales contracts we expect to close later this year.

Ocwen Financial Corporation is a diversified financial services holding company with headquarters in West Palm Beach, Florida and operations in Canada, China, Germany, India, Japan and Taiwan. Ocwen Financial Corporation is engaged in a variety of businesses related to residential and commercial mortgage servicing, real estate asset management, asset recovery, business process outsourcing and the marketing and sales of technology solutions to third parties. Ocwen Financial Corporation is a global leader in customer service excellence as a result of our company-wide commitment to quality, integrity and accountability. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, interest rates and the impact of changes in interest rates and prepayment speeds on our Residential Loan Servicing business, the impact of actions that may result in our no longer being a thrift holding company, the adequacy of our liquidity position and the outlook on reduction in non-core assets. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, uncertainty related to dispute resolution and litigation, federal income tax rates, recognition of deferred tax credits and real estate market conditions and trends, as well as other risks detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic report on Form 10-K for the year ended December 31, 2004. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

Ocwen Financial Corporation
First Quarter Results
May 9, 2005

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)

For the three months ended March 31,                                     2005             2004
------------------------------------------------------------------   ------------    ------------
Revenue
  Servicing and related fees .....................................   $     45,389    $     42,291
  Vendor management fees .........................................         10,881          13,003
  Gain (loss) on trading securities, net .........................         (1,397)           (643)
  Valuation gains (losses) on real estate ........................             89          (1,851)
  Gain (loss) on sales of real estate ............................             34            (541)
  Operating income (loss) from real estate .......................           (174)              8
  Other income ...................................................          1,884           6,621
                                                                     ------------    ------------
    Non-interest revenue .........................................         56,706          58,888
                                                                     ------------    ------------

  Interest income ................................................          6,332           4,605
  Interest expense ...............................................          8,440           7,802
                                                                     ------------    ------------
    Net interest income (expense) before provision for loan losses         (2,108)         (3,197)
  Provision for loan losses ......................................              4            (531)
                                                                     ------------    ------------
    Net interest income (expense) after provision for loan losses          (2,112)         (2,666)
                                                                     ------------    ------------
     Total revenue ...............................................         54,594          56,222
                                                                     ------------    ------------

Non-interest expense
  Compensation and employee benefits .............................         24,371          22,033
  Occupancy and equipment ........................................          4,242           3,997
  Technology and communication costs .............................          7,399           6,669
  Loan expenses ..................................................          5,712           7,927
  Loss (gain) on investments in affordable housing properties ....            642             (38)
  Professional services and regulatory fees ......................          4,721           5,825
  Other operating expenses .......................................          4,570           3,036
                                                                     ------------    ------------
    Non-interest expense .........................................         51,657          49,449
                                                                     ------------    ------------

Income (loss) before income taxes ................................          2,937           6,773
Income tax expense (benefit) .....................................            550              11
                                                                     ------------    ------------
    Net income (loss) ............................................   $      2,387    $      6,762
                                                                     ============    ============

Earnings (loss) per share
  Basic ..........................................................   $       0.04    $       0.10
  Diluted ........................................................   $       0.04    $       0.10

Weighted average common shares outstanding
  Basic ..........................................................     62,743,287      67,762,414
  Diluted ........................................................     64,018,882      69,093,785

Ocwen Financial Corporation
First Quarter Results
May 9, 2005

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)

                                                                                       March 31,    December 31,
                                                                                         2005           2004
                                                                                     ------------   ------------
Assets
  Cash and amounts due from depository institutions ..............................   $    107,227   $    168,799
  Interest earning deposits ......................................................        113,306        119,052
  Trading securities, at fair value:
     Investment grade ............................................................         75,104         86,215
     Subordinates and residuals ..................................................         37,363         39,527
  Match funded assets (including advances on loans serviced for others of $266,281
   and $276,626) .................................................................        269,959        280,760
  Advances on loans and loans serviced for others ................................        232,261        240,430
  Mortgage servicing rights ......................................................        135,274        131,409
  Receivables ....................................................................        135,468        126,719
  Real estate ....................................................................          9,450         18,732
  Affordable housing properties ..................................................          4,968          5,641
  Loans (net of allowance for loan losses of $4,350 and $4,546) ..................          8,575          3,792
  Premises and equipment, net ....................................................         39,066         37,440
  Other assets ...................................................................         66,568         68,977
                                                                                     ------------   ------------
     Total assets ................................................................   $  1,234,589   $  1,327,493
                                                                                     ============   ============
Liabilities and Stockholders' Equity
  Liabilities
    Deposits .....................................................................   $    199,530   $    301,299
    Escrow deposits ..............................................................        121,499        125,977
    Match funded liabilities .....................................................        222,437        244,327
    Lines of credit and other secured borrowings .................................         91,089         50,612
    Debt securities ..............................................................        231,249        231,249
    Accrued liabilities ..........................................................         34,278         42,391
                                                                                     ------------   ------------
     Total liabilities ...........................................................        900,082        995,855
                                                                                     ------------   ------------

  Minority interest in subsidiaries ..............................................          1,581          1,530

  Stockholders' Equity
   Common stock, $.01 par value; 200,000,000 shares authorized: 62,750,904 and
     62,739,478 shares issued and outstanding ....................................            628            627
   Additional paid-in capital ....................................................        181,464        181,336
   Retained earnings .............................................................        150,520        148,133
   Accumulated other comprehensive income (loss), net of taxes ...................            314             12
                                                                                     ------------   ------------
     Total stockholders' equity ..................................................        332,926        330,108
                                                                                     ------------   ------------
       Total liabilities and stockholders' equity ................................   $  1,234,589   $  1,327,493
                                                                                     ============   ============

Ocwen Financial Corporation
First Quarter Results
May 9, 2005

Pre-Tax Income (Loss) by Business Segment
For the three months ended March 31,                  2005           2004
-----------------------------------------------   ------------   ------------
(Dollars in thousands)
Core businesses
  Residential Servicing .......................   $      2,947   $      5,493
  Residential Origination Services ............          2,834          3,034
  Ocwen Recovery Group ........................            503          1,401
  Business Process Outsourcing ................             98            397
  Commercial Servicing ........................             21            (42)
                                                  ------------   ------------
                                                         6,403         10,283
                                                  ------------   ------------
Non-core businesses
  Commercial Assets ...........................             --         (3,241)
  Affordable Housing ..........................             --           (973)
                                                  ------------   ------------
                                                            --         (4,214)
                                                  ------------   ------------
Corporate Items and Other .....................         (3,466)           704
                                                  ------------   ------------
Income (loss) before income taxes .............   $      2,937   $      6,773
                                                  ============   ============